Exhibit 10.2

ALARM.COM HOLDINGS, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

Adopted January 30, 2014

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11.	WITHHOLDING TAXES		12
12.	RESTRICTIONS ON TRANSFER OF SHARES OF STOCK		13
	12.1	Right of First Refusal	13
	12.2	Repurchase and Other Rights	13
	12.3	Installment Payments	14
		12.3.1 General Rule	14
		12.3.2 Exception in the Case of Stock Repurchase Right	14
	12.4	Publicly Traded Stock	14
	12.5	Legend	14
13.	PARACHUTE LIMITATIONS		14
14.	REQUIREMENTS OF LAW		15
	14.1	General	15
	14.2	Rule 16b-3	16
	14.3	Financial Reports	16
15.	EFFECT OF CHANGES IN CAPITALIZATION		16
	15.1	Changes in Stock	16
	15.2	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs	17
	15.3	Change of Control	17
	15.4	Adjustments	18
	15.5	No Limitations on Company	18
16.	GENERAL PROVISIONS		18
	16.1	Disclaimer of Rights	18
	16.2	Nonexclusivity of the Plan	18
	16.3	Captions	19
	16.4	Other Award Agreement Provisions	19
	16.5	Number and Gender	19
	16.6	Severability	19
	16.7	Governing Law	19
	16.8	Code Section 409A	19
17.	EXECUTION		20

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ALARM.COM HOLDINGS, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

Alarm.com Holdings, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Amended and Restated 2009 Stock Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Subsidiaries’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Subsidiaries and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and restricted stock in accordance with the terms hereof. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary, provided that an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2 “Award” means a grant of an Option or Restricted Stock under the Plan.

2.2 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.3 “Benefit Arrangement” shall have the meaning set forth in Section 13 hereof.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or a Subsidiary, (i) material dereliction of duty, (ii) insubordination, gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; or (v) the material breach of any material provision of an established policy or work rule of the Company or its Subsidiary, as determined in good faith by the Board of Directors of the Company.

2.6 “Change of Control” means (i) the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, (iii) a sale of all or substantially all of the assets of the Company to another person or entity, or (iv) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than stockholders of the Company as of the Effective Date) owning more than 50% of the combined voting power of all classes of stock of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8 “Committee” means the Compensation Committee of the Board or such other Committee as may be designated by the Board to administer the Plan.

2.9 “Company” shall have the meaning set forth in the preamble hereof.

2.10 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.11 “Effective Date” means July 1, 2009, the date the Board approved the Plan.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.13 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A. For these purposes, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.14 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent of the voting interests.

2.15 “Grant Date” means, as determined by the Committee or Board, the latest to occur of (i) the date as of which the Committee or Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee or Board.

2.16 “Grant Shares” shall have the meaning set forth in Section 15.3 hereof.

2.17 “Grantee” means a person who receives or holds an Award under the Plan.

2.18 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.19 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.20 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.21 “Option Price” means the purchase price for each share of Stock subject to an Option.

2.22 “Other Agreement” shall have the meaning set forth in Section 13 hereof.

2.23 “Parachute Payment” shall have the meaning set forth in Section 13 hereof.

2.24 “Parent” means a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

2.25 “Plan” shall have the meaning set forth in the preamble hereof.

2.26 “Purchase Price” means the purchase price for each share of Stock pursuant to an Award of Restricted Stock.

2.27 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.28 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 9 hereof, that are subject to restrictions and to a risk of forfeiture.

2.29 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.30 “Service” means the “performance of substantial services” (within the meaning of Section 409A(d) of the Code) as an employee, officer, director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.31 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.32 “Stock” means the Common Stock, $.01 par value per share, of the Company.

2.33 “Stockholders’ Agreement” means the Company’s Stockholders’ Agreement dated as of March 6, 2009, as may be amended from time to time.

2.34 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.35 “Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3. ADMINISTRATION OF THE PLAN

3.1 Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2 Committee.

The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2 and all references herein to the Board shall be deemed to be the Committee. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3 Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board or Committee shall have full and final authority to:

(i)	designate Grantees,

(ii)	determine the type or types of Awards to be made to a Grantee,

(iii)	determine the number of shares of Stock to be subject to an Award,

(iv)	establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)	prescribe the form of each Award Agreement evidencing an Award, and

(vi)	amend, modify, or supplement the terms of any outstanding Award. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.4 No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.5 Share Issuance/Book Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4. STOCK SUBJECT TO THE PLAN

4.1 Number of Shares Available for Awards

Subject to adjustment as provided in Section 15 hereof, the number of shares of Stock available for issuance under the Plan shall be 7,203,024. All shares of Stock issuable under the Plan may be issued as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2 Adjustments in Authorized Shares

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3 Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. If any shares covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination, or expiration again be available for making Awards under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1 Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2 Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3. Notwithstanding the foregoing, Awards granted prior to the expiration date shall continue in accordance with their terms.

5.3 Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment to the Plan shall be contingent on approval of the Company’s stockholders only to the extent required by applicable law, regulations or rules. No Awards shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY

6.1 Employees and Other Service Providers.

Awards (including Awards of Incentive Stock Options, subject to Section 6.2) may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Company or any Affiliate. To the extent required by applicable state law, Awards within certain states may be limited to employees and officers or employees, officers and directors. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.2 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Parent or Subsidiary of the Company; (ii) if it is specifically designated as such in the related Award Agreement; (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Parent and Subsidiaries) does not exceed $100,000, which limitation shall be applied by taking Options into account in the order in which they were granted; (iv) if it is granted within ten (10) years from the date the Plan was adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier; and (v) if the requirements under Section 422 of the Code applicable to “incentive stock options” have been fully satisfied with respect to such Option.

7. AWARD AGREEMENT

Each Award pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Award (subject to adjustment in accordance with Section 15). Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1 Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall not be less than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price of an Incentive Stock Option granted to such Grantee shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. Only to the extent required by applicable law, in the case of a Nonqualified Stock Option, the Option Price shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2 Vesting.

Subject to Sections 8.3 and 15.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board shall have the authority to prescribe in any Award Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option subject to the Company’s right to repurchase upon termination of Service, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase upon termination of Service with respect to unvested shares of Stock.

8.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten-Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4 Exercise of Options on Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 15 hereof which results in termination of the Option.

8.6 Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The Option Price shall be payable in a form described in Section 10.

8.7 Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual.

8.8 Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock purchased upon such exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

8.9 Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10 Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.

8.11 Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9. RESTRICTED STOCK

9.1 Award of Restricted Stock.

The Board may from time to time grant Restricted Stock to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

9.2 Restrictions.

At the time an Award of Restricted Stock is made, the Board shall establish a restriction period applicable to such Restricted Stock. Each Award of Restricted Stock may be subject to a different restriction period. The Board may, in its sole discretion, at the time an Award of Restricted Stock is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock shall vest. To the extent required by applicable law, the vesting restrictions applicable to an Award of Restricted Stock shall lapse no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the Grant Date, based on continued Service.

The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other conditions prescribed by the Board with respect to such Restricted Stock.

9.3 Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

9.4 Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock; provided that an such Award Agreement shall assign such voting rights to the Board with respect to unvested shares of Restricted Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

9.5 Termination of Service.

Unless otherwise provided by the Board in the applicable Award Agreement, upon the termination of a Grantee’s Service with the Company or an Affiliate, any shares of Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

9.6 Purchase and Delivery of Stock.

To the extent required in an Award Agreement, the Grantee may be required to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 10 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate. Only to the extent required by applicable law, the Purchase Price of a share of Restricted Stock shall be not less than 85 percent of the Fair Market Value on the Grant Date of a share of Stock; provided, however, that, only to the extent required by applicable law, in the event that the Grantee is a Ten-Percent Stockholder, the Purchase Price shall be not less than 100 percent of the Fair Market Value on the Grant Date of a share of Stock.

Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

10. FORM OF PAYMENT

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company. In addition, to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with applicable laws, regulations and rules.

11. WITHHOLDING TAXES

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock or payment of any kind upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Board, which may be withheld by the Board, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 11 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

12. RESTRICTIONS ON TRANSFER OF SHARES OF STOCK

12.1 Right of First Refusal.

Subject to Section 12.4 below, a Grantee (or such other individual who is entitled to exercise an Option or otherwise acquires shares pursuant to an Award under the terms of this Plan) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock acquired pursuant to an Award to any person or entity without first offering such shares to the Company for purchase on the same terms and conditions as those offered the proposed transferee. The Company may assign its right of first refusal under this Section 12.1 in whole or in part, to (1) any holder of stock or other securities of the Company, (2) any Affiliate or (3) any other person or entity that the Board determines has a sufficient relationship with or interest in the Company. The Company shall give reasonable written notice to the Grantee of any such assignment of its rights. The Company or the assignee of such rights, as the case may be, shall be required to exercise such right within ninety (90) days after receiving notice from the Grantee. If neither the Company nor its assignee elects to exercise its right of first refusal, the Grantee may transfer such shares of Stock to such third party. The restrictions of this Section 12.1 apply to any person to whom Stock that was originally acquired pursuant to an Award is sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock, but the restrictions of this Section 12.1 do not apply to a transfer of Stock that occurs as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

12.2 Repurchase and Other Rights.

Stock issued upon exercise of an Option or pursuant to an Award of Restricted Stock may be subject to such right of repurchase upon termination of Service or other transfer restrictions as the Board may determine, consistent with applicable law and prior to delivery of any such stock the Board may require the Grantee to become party to the Stockholders’ Agreement. Any additional restrictions shall be set forth in the Award Agreement; provided that no such restrictions shall be inconsistent with the terms of the Plan.

12.3 Installment Payments.

12.3.1 General Rule.

In the case of any purchase of Stock under this Section 12, the Company or its permitted assignee may pay the Grantee, transferee of the Option or other registered owner of the Stock the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company or its permitted assignee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

12.3.2 Exception in the Case of Stock Repurchase Right.

If an Award Agreement authorizes, upon the Grantee’s termination of Service, the repurchase of shares of Stock acquired by the Grantee pursuant to the exercise of an Option or under an Award of Restricted Stock, to the extent required by applicable law, payment shall be made in cash or by cancellation of indebtedness within the later of 90 days from the date of termination of Service or 90 days from the date of exercise or purchase, as the case may be.

12.4 Publicly Traded Stock.

If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on The NASDAQ Stock Market, Inc., or is publicly traded on an established securities market, the foregoing transfer restrictions of Sections 12.1 and 12.2 shall terminate as of the first date that the Stock is so listed, quoted or publicly traded.

12.5 Legend.

In order to enforce the restrictions imposed upon shares of Stock under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it, including any obligations imposed under the Stockholders’ Agreement.

13. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment provided, however, that prior to any such payment or benefit not becoming exercisable or vested, the Company shall, during any period when the Company does not have stock that is readily tradable on an established securities market, have used its reasonable best efforts to obtain shareholder approval of the Parachute Payments in the manner described in Q&A/7 of the regulations issued under Section 280G of the Code. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

14. REQUIREMENTS OF LAW

14.1 General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Award, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any right emanating from such Award or the delivery of any shares of Restrictive Stock, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.3 Financial Reports.

To the extent required by applicable law, not less often than annually, the Company shall furnish to Grantees summary financial information including a balance sheet regarding the Company’s financial condition and results of operations, unless such Grantees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

15. EFFECT OF CHANGES IN CAPITALIZATION

15.1 Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options may be made under the Plan shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event, as determined by the Board in its sole discretion. Any such adjustment in outstanding Options shall be performed by the Board in a manner that complies with the requirements set forth in Section 409A of the Code and the rules governing Incentive Stock Options, to the extent applicable. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

15.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to the exception set forth in the last sentence of Section 15.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the common stock shares to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and with a corresponding proportionate adjustment of the Option Price per share, all such adjustments to be done by the Board in a manner that complies with the requirements set forth in Section 409A of the Code and the rules governing Incentive Stock Options, to the extent applicable.

15.3 Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 15.3 and the last sentence of Section 15.4 upon the occurrence of a Change of Control either of the following two actions shall be taken, as determined by the Board, in its sole discretion:

(i) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Award (the “Grant Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Grant Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

This Section 15.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options theretofore granted, or for the substitution for such Awards for new common stock options relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares, in each case on substantially the same terms as the Options existing as of the Change of Control, and option prices, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided.

15.4 Adjustments.

Adjustments under Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 15.1, 15.2 and 15.3.

15.5 No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16. GENERAL PROVISIONS

16.1 Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.2 Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

16.3 Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.4 Other Award Agreement Provisions

Each Award under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

16.5 Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.6 Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.7 Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards awarded hereunder shall be governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards awarded hereunder to the substantive laws of any other jurisdiction.

16.8 Code Section 409A

The Board intends to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board and shall not materially alter the benefits associated with any outstanding Award. Neither the Company nor any of its respective affiliates or subsidiaries, or any of the agents, employees, officers, directors or other representatives of one or more of the foregoing represents, warrants or guarantees any particular or favorable tax or other result in connection with this Agreement, the Plan, Shares or otherwise. The Grantee shall be solely and exclusively responsible for any and all such results.

17. EXECUTION

To record adoption of the Plan by the Board as of January 30, 2014, and approval of the Plan by the stockholders of the Company on January 30, 2014, the Company has caused its authorized officer to execute the Plan.

ALARM.COM HOLDINGS, INC.

By:	/s/ Stephen Trundle
Name: Stephen Trundle
Title:	Chief Executive Officer

2009 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Alarm.com Holdings, Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its Common Stock, $.01 par value, (the “Stock”) to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company’s 2009 Stock Incentive Plan (the “Plan”).

Grant Date:

Name of Optionee:

Optionee’s Employee Identification Number:     -                    -

Number of Shares Covered by Option:

Option Price per Share: $     .

Vesting Start Date:                         ,

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which has been made available to you. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:

(Signature)

Company:

(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument

2009 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Non-Qualified Stock Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting

This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares (not less than 100 shares unless the number of shares purchased is the total number available for purchase under the option), by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase shares of Stock under this option vests as to one fifth (1/5) of the total number of shares covered by this option, as shown on the cover sheet (the “Option Shares”), on the one-year anniversary of the Vesting Start Date (“Anniversary Date”), provided you then continue in Service. Thereafter, for each such vesting date that you remain in Service, the number of shares of Stock which you may purchase under this option shall vest at the rate of one-sixtieth (1/60) of the Option Shares per month as of the first day of each month following the month of the Anniversary Date. The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.

Except as provided below, no additional shares of Stock will vest after your Service has terminated for any reason.

Term	Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier (but never later) if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Company headquarters on the date ninety (90) days after Service terminates.

Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.

Death	If your Service terminates because of your death, then your option will be vested and exercisable in accordance with the schedule set forth above through the date of your death (and the unvested portion of your option shall immediately terminate), and your option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During the option period, your estate or heirs may exercise the vested portion of your option.

Disability	If your Service terminates because of your Disability, then your option will be vested and exercisable in accordance with the schedule set forth above through the date of your termination of Service due to the Disability (and the unvested portion of your option shall immediately terminate), and your option will expire at the close of business at Company headquarters on the date twelve (12) months following termination of Service.

Leaves of Absence

For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating as of the date you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include, together with a joinder to the Company’s Stockholders’ Agreement, payment of the option price for the shares you are purchasing.

Payment may be made in one (or a combination) of the following forms:

•     Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•     Shares of Stock withheld by the Company from the shares of Stock otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate option price.

•     Shares of Stock which have already been owned by you and which are surrendered to the Company. The Fair Market Value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

•     To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price.

Withholding Taxes	You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of shares of Stock acquired under this option. Any of the methods described under “Form of Payment” will be considered acceptable arrangements for paying such taxes.

Transfer of Option

Except as set forth in the paragraph below, during your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option, and you cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your option in any other way.

Subject to the prior written approval of the Company, which approval shall not be unreasonably withheld, you shall be permitted to voluntarily transfer the option to a Permitted Transferee in connection with your bona fide estate planning purposes. For these purposes, “Permitted Transferee” means (a) solely as a joint owner, your spouse, ancestor or lineal descendant

(including any child of yours or your descendant who was adopted prior to the age or majority) who is a natural person; (b) a trust for the exclusive benefit of you or any persons enumerated in clause (a) above, the trustee of which is you, or an institutional trustee; (c) an entity that is effectively controlled by you; and (d) if you are deceased, your estate, but only if, by operation of law or the terms of your will, all of your options are distributable to one or more Permitted Transferees enumerated above.

Market Stand-off Agreement	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length unless requested by the lead underwriter).

Investment Representation	If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Stock being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company’s Right of First Refusal	In accordance with Section 12.1 of the Plan, in the event that you propose to sell, pledge or otherwise transfer to a third party any Stock acquired under this Agreement, or any interest in such Stock, the Company shall have the “Right of First Refusal” with respect to all (and not less than all) of such shares of Stock. If you desire to transfer Stock acquired under this Agreement, you must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all, and not less than all, of the shares of Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within ninety (90) days after the date when the Transfer Notice was received by the Company.

If the Company fails to exercise its Right of First Refusal within ninety (90) days after the date when it received the Transfer Notice, you may, not later than one hundred fifty (150) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Stock on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company delivered its notice of exercise to you (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

In the case of any purchase of Stock under this Right of First Refusal, at the option of the Company, the Company may pay you the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

The Company’s rights under this subsection shall be freely assignable, in whole or in part, shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the shares of Stock.

The Company’s Right of First Refusal shall terminate in the event that the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market.

Right to Repurchase

Following termination of your Service for any reason, the Company shall have the right to purchase all of those shares of Stock that you have or will acquire under this option. If the Company exercises its right to purchase the shares, the Company will notify you of its intention to purchase such shares, and will consummate the purchase within one year (or 90 days to the extent required by applicable law) of your termination of Service or, in the case of Stock acquired after your termination of Service, within one year (or 90 days to the extent required by applicable law) of the date of exercise.

The purchase price shall be the Fair Market Value of the shares on the date of your termination of Service if the Company exercises its right to purchase such shares within 90 days of your termination of Service or exercises its right within 90 days of the date of your exercise of the option following termination of Service; otherwise the purchase price shall be the Fair Market Value of the shares on the date the Company gives you notice of its intent to exercise its right to purchase the shares.

The Company’s rights of repurchase shall terminate in the event that the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market.

Retention Rights	Neither your option nor this Agreement give you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity. The Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your option’s shares of Stock has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Forfeiture of Rights	If you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your rights, including, but not limited to, the right to cause: (i) a forfeiture of any outstanding option, and (ii) with respect to the period commencing twelve (12) months prior to your termination of Service with the Company and ending twelve (12) months following such termination of Service (A) a forfeiture of any gain recognized by you upon the exercise of an option or (B) a forfeiture of any Stock acquired by you upon the exercise of an option (but the Company will pay you the option price without interest).

Unless otherwise specified in an employment or other agreement between the Company and you, you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Company or any of its Affiliates is engaged during your employment or other independent contractor relationship with the Company or its Affiliates or at the time of your termination of Service.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Legends

All certificates representing the Stock issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meanings set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Stockholders’ Agreement	You agree, as a condition of this grant, that, upon request by the Company for any reason, you will promptly execute such document(s) as necessary to become a party to the Stockholders’ Agreement.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report (to the extent required) to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Secretary of the Company to request paper copies of these documents.

Certain Dispositions	If you sell or otherwise dispose of Stock acquired pursuant to the exercise of this option following termination of the Company’s Right of First Refusal and sooner than the one year anniversary of the date you acquired the Stock, then you agree to notify the Company in writing of the date of sale or disposition, the number of shares of Stock sold or disposed of and the sale price per share within 30 days of such sale or disposition.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE.

ALARM.COM HOLDINGS, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

EARLY EXERCISE NOTICE AND

RESTRICTED STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of             , by and between ALARM.COM HOLDINGS, INC., a Delaware corporation (the “Company”), and              (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s Amended and Restated 2009 Stock Incentive Plan, as currently in effect and as may be hereinafter amended from to time (the “Plan”).

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise Purchaser’s option to purchase              shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Non-Qualified Stock Option Agreement dated              (the “Option Agreement”). Of these Shares, Purchaser has elected to purchase              of those Shares which have become vested as of the date hereof under the Vesting Schedule set forth in the Option Agreement (the “Vested Shares”) and              Shares which are unvested as of the date hereof under the Vesting Schedule set forth in the Option Agreement (the “Unvested Shares”). The Shares shall be subject to the Right to Repurchase under the Option Agreement and the Plan; provided, further that the Unvested Shares shall also be subject to the Repurchase Option set forth in Section 3(b) below.

The purchase price for the Shares shall be $             per Share for a total purchase price of $            . The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of the Option Agreement; provided, however, that payment shall be provided in the form provided herein. Following such date, the Company will issue to Purchaser the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the purchase price therefor by Purchaser by cash, personal check, cashier’s check, money order or another cash equivalent acceptable to the Company, or (b) to the extent a public market for the stock of the Company exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of stock of the Company and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price.

3. Limitations on Transfer.

(a) Transfer Restrictions. In addition to any other limitation on transfer created by applicable securities laws or any stockholders’ agreement to which Purchaser is a party, Purchaser shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company’s Repurchase Option (as defined below), except as provided below. After any Shares have been released from such Repurchase Option, Purchaser shall not assign, encumber or dispose of any interest in such Shares except in compliance with the provisions below and applicable securities laws.

(b) Repurchase Option.

(i) In the event of the voluntary or involuntary termination of Purchaser’s Service for any or no reason, the Company shall upon the date of such termination (the “Termination Date”) have an irrevocable, exclusive option (the “Repurchase Option”) for a period of one year (or 90 days to the extent required by applicable law) from the later of such date or the date upon which the Shares are purchased to repurchase all or any portion of the Unvested Shares held by Purchaser as of the Termination Date which have not yet been released from the Company’s Repurchase Option at the original purchase price per Share specified in Section 1 (adjusted for any stock splits, stock dividends and the like).

(ii) The Repurchase Option shall be exercised by the Company by written notice to Purchaser or Purchaser’s executor and, at the Company’s option, (A) by delivery to Purchaser or Purchaser’s executor with such notice of a check in the amount of the purchase price for the Shares being purchased, or (B) in the event Purchaser is indebted to the Company, by cancellation by the Company of an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.

(iii) One hundred percent (100%) of the Unvested Shares shall initially be subject to the Repurchase Option. The Unvested Shares shall be released from the Repurchase Option in accordance with the Vesting Schedule set forth in the Option Agreement, including any provisions regarding acceleration of vesting, as if such Unvested Shares were still subject to the Option Agreement. For avoidance of doubt, once the Unvested Shares are released from the Repurchase Option, all Shares shall continue to be subject to the Right to Repurchase set forth in the Option Agreement. Fractional shares shall be rounded to the nearest whole share.

(iv) In the event of a Change of Control, the Board, in its sole discretion, may elect to waive (in part or in whole) its Repurchase Option, which waiver will be effective as of the date of the Change of Control (or as of some other date prior to the Change of Control, but contingent upon the consummation of the Change of Control).

4. Escrow of Unvested Shares. For purposes of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s), if certificated, for the Shares subject to the Company’s Repurchase Option described in Section 3(b), to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A-1 executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

5. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Purchaser understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(d) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser acknowledges and agrees that neither the Company nor any of its respective affiliates or subsidiaries, or any of the agents, employees, officers, directors or other representatives of one or more of the foregoing represents, warrants or guarantees any particular or favorable tax or other result in connection with this Agreement, the Plan, Shares or otherwise. Purchaser shall be solely and exclusively responsible for any and all such results. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE, DISTRIBUTION OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

8. Section 83(b) Election. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income for a Nonstatutory Stock Option and as alternative minimum taxable income for an Incentive Stock Option the difference between the amount paid for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3(b) of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase. Even if the Fair Market Value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income and alternative minimum tax treatment under Section 83(a) in the future. Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death.

Purchaser agrees that he or she will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”) attached hereto as Attachment A-2. Purchaser further agrees that he or she will execute and submit with the Acknowledgment a copy of the 83(b) Election attached hereto as Attachment A-3 (for income tax purposes in connection with the early exercise of a Nonstatutory Stock Option) if Purchaser has indicated in the Acknowledgment his or her decision to make such an election.

9. Market Stand-off Agreement. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Purchaser agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length unless requested by the lead underwriter).

10. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement, its attachments and the related Option Agreement and Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

The parties have executed this Agreement as of the date first set forth above.

COMPANY:

ALARM.COM HOLDINGS, INC.

By:

Name (print):

Title:

PURCHASER:

(Signature)

(Print Name)

Address:

I,                                                                                                                   , spouse of Purchaser, have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of Purchaser (if applicable)

ATTACHMENT A-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Early Exercised Notice and Restricted Stock Purchase Agreement between the undersigned (“Purchaser”) and ALARM.COM HOLDINGS, INC. (the “Company”) dated             ,             (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company              (            ) shares of the Common Stock of the Company, standing in Purchaser’s name on the books of the Company and represented by Certificate No.             , and does hereby irrevocably constitute and appoint              to transfer said stock on the books of the Company with full power of substitution in the premises.

THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE ATTACHMENTS THERETO.

Dated:

(Signature)

(Print Name)

Spouse of Purchaser (if applicable)

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

ATTACHMENT A-2

ACKNOWLEDGMENT AND STATEMENT OF DECISION

REGARDING SECTION 83(b) ELECTION

The undersigned (which term includes the undersigned’s spouse), a purchaser of                  shares of Common Stock of ALARM.COM HOLDINGS, INC., a Delaware corporation (the “Company”) by exercise of an option (the “Option”) granted pursuant to the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”), hereby states as follows:

1. The undersigned acknowledges receipt of a copy of the Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the option agreement pursuant to which the Option was granted.

2. The undersigned either [check and complete as applicable]:

(a)	has consulted, and has been fully advised by, the undersigned’s own tax advisor regarding the federal, state and local tax consequences of purchasing shares under the Plan, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b)	has knowingly chosen not to consult such a tax advisor.

3. The undersigned hereby states that the undersigned has decided [check as applicable]:

(a)	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Early Exercise Notice and Restricted Stock Purchase Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986”; or

(b)	not to make an election pursuant to Section 83(b) of the Code.

4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated:

(Signature)

(Print Name)

Spouse of Purchaser (if applicable)

ATTACHMENT A-3

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows:

             shares of the Common Stock $0.01 par value, of ALARM.COM HOLDINGS, INC., a Delaware corporation (the “Company”).

3. The date on which the property was transferred is:

4. The property is subject to the following restrictions:

Repurchase option at cost in favor of the Company upon termination of taxpayer’s employment or consulting relationship.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $

6. The amount (if any) paid for such property: $

7. The amount to include in gross income is $

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property. Additionally, the undersigned will include a copy of the election with the undersigned’s income tax return for the taxable year in which the property is transferred.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Taxpayer

Dated:	Spouse of Taxpayer